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Exhibit 23.11

        [Letterhead of Tetra Tech, Inc.]

CONSENT OF TETRA TECH, INC.

        The undersigned, Tetra Tech, Inc., hereby states as follows:

        Our firm prepared an independent technical study, completed in 2008 (the "Technical Study") concerning mineralized material in the Mt. Todd property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Mt. Todd — Geology" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the Technical Study, including the reference to our firm included with such information, as set forth above in the Form 10-K.

TETRA TECH, INC.
	By:	/s/ JOHN W. ROZELLE, P.G. Name: John W. Rozelle, P.G. Title: Principal Geologist
Date: March 11, 2008

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  Exhibit 23.11
CONSENT OF TETRA TECH, INC.